UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PUBLIC STORAGE
(Name of Registrant as Specified in Its Charter)

ELLIOTT INVESTMENT MANAGEMENT L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

MANCHESTER SECURITIES CORP.

ELLIOTT INVESTMENT MANAGEMENT GP LLC

PAUL E. SINGER

BENJAMIN C. DUSTER, IV

CRAIG MACNAB

ADAM S. METZ

MICHELLE MILLSTONE-SHROFF

MAHBOD NIA

REBECCA L. OWEN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intends to file a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified nominees as trustees of Public Storage, a Maryland real estate investment trust (the “Company”), at the Company’s 2021 annual meeting of shareholders.

Item 1: On December 14, 2020, Elliott issued the following press release, including a public letter to the Board of Directors of the Company:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott Management Nominates Independent, Highly Qualified Trustee Candidates to the Board of Public Storage

Sends Letter to Public Storage Board Outlining Value-Creation Opportunity

Calls for Increased Investment in Stores, Employees and Customer Experience to Accelerate Growth

Read more at PSAGrowth.com

NEW YORK (December 14, 2020) – Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”), which together have made a substantial investment in the common stock and economic equivalents of Public Storage (the “Company” or “PSA”), today announced in a letter that it privately nominated six trustee candidates to the PSA Board last week.

Elliott has been engaged in a private dialogue with Public Storage for more than a month, according to the letter, which Elliott said was made public in response to incomplete disclosures regarding its involvement and in order to facilitate a broader discussion regarding the best path forward for PSA. The letter makes the case that Public Storage has significantly underperformed its self-storage REIT peers over the last decade, despite having numerous structural advantages.

Elliott attributes this underperformance to a failure by PSA to invest aggressively and to lagging same-store sales growth, both of which have been exacerbated by substandard corporate governance and investor communication. The letter suggests that the best path forward for PSA is increased investment in its stores, its employees and its customer experience, combined with governance and investor-communication enhancements to ensure the proper oversight and transparency regarding the significant value-creation opportunity that exists.

In the letter, Elliott outlined a set of proposals for Public Storage, including the following concrete steps:

•	Refresh the Board with independent trustees who will add valuable experience in relevant industries while bringing a diverse set of skills and perspectives to the Board. The letter noted the Company announcement yesterday of certain limited steps to refresh its Board — steps that validate some of the concerns Elliott has raised privately regarding the current Board’s long tenure and lack of independence. However, the letter asserts that these steps fall short of the change needed at PSA, which needs to come in consultation with shareholders to have credibility with investors. Otherwise, even steps in the right direction will look like entrenchment and reinforce the perception that the Board is resistant to self-evaluation and course correction.

•	Form a New Board Committee to evaluate PSA’s performance and plan, focusing specifically on organic growth strategy, capital allocation and balance sheet optimization. The letter notes that Elliott has worked with many companies on steps to create these kinds of committees to evaluate, design and implement value-creative changes.

•	Restore Investor Credibility, starting with an investor day, to reveal the committee’s work and lay out a plan for the future of the Company. According to the letter, an Investor Day would provide a natural opportunity to publish a robust investor presentation and articulate a strategy for sustainable value creation.

The letter concluded by expressing a preference for continued constructive dialogue with the Company toward a comprehensive plan to deliver the value-creation opportunity that is possible at Public Storage today.

The letter and trustee bios can be found in their entirety at PSAGrowth.com.

The full text of the letter follows:

December 14, 2020

The Board of Trustees

Public Storage

701 Western Avenue

Glendale, CA 91201

Attn: Chairman Ronald L. Havner, Jr.

Attn: Lead Independent Trustee Gary E. Pruitt

Dear Members of the Board:

We are writing to you on behalf of Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott” or “we”), which together have made a substantial investment in the common stock and economic equivalents of Public Storage (the “Company” or “PSA”). Our investment in the Company makes us one of your largest investors and reflects our belief that Public Storage has a unique opportunity today to create significant long-term value for all of its stakeholders.

We want to start by thanking you for taking the time to discuss our views on PSA’s business during these last few weeks. We appreciate your attention, and we hope to continue this constructive conversation with the Company. We also want to reiterate our admiration for Public Storage and the achievements of B. Wayne Hughes and his successors, whose entrepreneurship paved the way for what is today a $40 billion industry. Within that industry, PSA’s first-mover advantage has given it a moat of irreplaceable assets that continues to provide the Company with a meaningful competitive advantage, giving rise to the opportunity we see for PSA today.

We are writing to you publicly today because recent news reports, as well as the Company’s own decision to disclose our dialogue in a press release, have left current and prospective PSA stakeholders with incomplete information regarding our involvement. We therefore thought it best to share some of our research, our perspectives and our proposals regarding PSA and begin a broader conversation about the best path forward for the Company.

Public Storage has — and has had for quite some time — the best assets and platform in the industry. Yet, despite that critical advantage, its total shareholder return has dramatically underperformed its peers over the last decade. Through our time- and resource-intensive diligence process, we have concluded that Public Storage’s underperformance derives from two main issues: (i) a failure to invest more aggressively in its strong asset base and (ii) lagging sales growth. Substandard corporate governance and a lackluster investor relations program have compounded these problems, deepening the underperformance. By underinvesting in new stores, existing stores, store-level employees, innovation and customers, the Company has failed to capitalize on the considerable first-mover advantage, leaving its shareholders to pay the price of that opportunity cost.

Fortunately, all of the Company’s issues are fixable. In fact, we were pleased to see the Company announce yesterday that it is taking certain limited steps to refresh its Board — steps that validate some of the concerns we have raised privately regarding the current Board’s long tenure and lack of independence. However, these steps fall short of the change needed at PSA. We believe that only by undergoing a full, honest and comprehensive review of the Company’s strategy and then by taking decisive action to jump-start performance can Public Storage reclaim its rightful place as the leader of the self-storage industry.

We have proposed a multi-step plan to set Public Storage on a path to growth and superior performance — (i) form a truly independent Board, (ii) empower the Board to review the Company’s strategy and enhance its long-term growth plan, and (iii) rebuild the Company’s credibility with investors. As investors, we have worked with companies on similar plans with successful results, and we believe we are uniquely positioned to work with PSA to regain credibility with investors and create substantial shareholder value. In addition, we have put forward a slate of exceptional nominees, who have the experience, skills and perspectives to help PSA better serve all of its stakeholders. Given the quality of PSA’s assets — and of our nominees — we trust that a robust and well-designed process will yield a successful outcome.

Elliott’s Investment in Public Storage

Founded in 1977, Elliott is one of the oldest funds of its kind under continuous management and today manages approximately $41 billion of capital for both institutional and individual investors. We are a multi-strategy firm, and investing in public and private real estate around the globe is one of our largest and most successful efforts.

Elliott’s investment approach is distinguished by our extensive due diligence, and our efforts on Public Storage have followed this same approach. Selected examples of our substantial diligence efforts on PSA include:

‒	Engagement with a leading management consulting firm to complete an extensive survey of 2,215 self-storage customers over four weeks examining the customer decision-making path and experience, as well as an analysis on the quality of locations, historical growth, margin profile and online presence at Public Storage and its public peers;
‒	Conversations with dozens of external experts from all parts of the industry value chain (e.g., CEOs, Presidents, Regional Managers, District Managers);
‒	A survey of 125 Public Storage and 125 competing Extra Space locations across the country;
‒	An extensive shareholder survey, speaking with investors in both Public Storage and its self-storage peers;
‒	An analysis of testimonials from leading online review platforms; and
‒	Our own hands-on diligence, including renting storage units at both Public Storage and its peer companies in leading markets.

This work has informed our views on multiple areas PSA can improve, and we believe that the current management team — along with a refreshed, independent Board of Trustees — can form a plan to address PSA’s underperformance.

Public Storage’s Long-Term Underperformance

Public Storage has significantly underperformed its self-storage REIT peers over the last decade despite having every structural advantage possible: the highest brand awareness, the best (and most) locations, first-mover advantage, regional density and the most pricing data. The chart below demonstrates the current cumulative total shareholder return (TSR) of Public Storage versus its peers as of December 11, 2020:

This staggering returns gap was not the result of a single drop, but rather consistent underperformance, year after year, including being the worst (8) or second worst performer (2) of the group in 10 out of the last 12 years:

Shareholders expect this underperformance to continue — a group of shareholders we surveyed through an independent firm ranked Public Storage last among close peers on every qualitative metric, including general store experience, projected same-store growth, corporate governance, investor communication, management quality and execution, digital experience and, critically, pricing optimization.

How Public Storage Got Here

The underperformance illustrated above cannot be attributed to any structural disadvantage relative to PSA’s peers — e.g., a lack of scale to compete or a lack of institutional knowledge to identify areas of growth. Instead, our diligence points to two main drivers for Public Storage’s underperformance: (i) a failure to invest more aggressively in its strong asset base and (ii) lagging sales growth.

Failure to Invest More Aggressively

PSA’s failure to exploit its structural and strategic advantages and invest more aggressively has been the primary driver of its underperformance over the last decade. For several decades following its inception, Public Storage did invest heavily in expanding its store base, such that by 2010, it owned more than five times as many self-storage facilities in the United States as its largest competitor. Despite this commanding footprint, however, Public Storage only owned 5% of the industry’s square footage; 90% was still owned by regional and local competition, leaving a large opportunity for further expansion.

During this time, Public Storage’s market position also drove operational success, as regional scale translated into better pricing and occupancy visibility and fixed-cost leverage in marketing and G&A. As a result, PSA had the highest return on capital among publicly traded peers, and that return was significantly higher than its cost of capital. With a pristine balance sheet, access to capital, high incremental returns on capital, an operational edge on competition and a highly fragmented industry of unsophisticated competition to acquire or out-develop, Public Storage was primed to dominate the next decade. Unfortunately, the Company failed to do so.

Ceded Relative Market Share

Instead, Public Storage ceded many of these advantages to increasingly sophisticated peers. After the storage industry demonstrated its resilience to economic turmoil and demand started to outpace stagnant supply in the early 2010s, investors were drawn to the attractive returns on capital and stable financial performance storage businesses were generating, bringing in large amounts of new capital and higher levels of financial and operational sophistication. Despite all of this activity, the public REITs’ incremental returns on capital remained high, with Public Storage at the top of the heap.

Public Storage took some steps to invest over this period, increasing its owned store base by 456 stores from 2010 to Q3’20 (a 22% increase) and generating high returns. However, Extra Space increased its owned stores by 640 stores over the same period — a 217% increase — and CubeSmart and Sovran (now Life Storage) increased their owned store counts by 45% and 81%, respectively. At the same time, peers aggressively entered the third-party management business, an asset-lite approach to building effective scale through increased access to data, location density and acquisition pipelines. Taking these additional stores into account, the peers increased their store counts by an average of 150%, and Public Storage watched as its effective market share relative to its closest competitor decreased from 2.5x to 1.4x.

Insufficient Capital Deployment

In our experience, three primary reasons a company would forgo aggressive deployment of capital into its business are (i) lack of access to capital, (ii) low returns on incremental capital investment, or (iii) few opportunities to deploy capital. Over the past decade, none of these reasons have applied to Public Storage.

With Public Storage’s superior data, scale, fixed-cost leverage, brand name, regional density and access to high-return development opportunities, it should have been the preferred buyer of any seller. However, an overly conservative underwriting model and an overly conservative approach to leverage hamstrung its growth. PSA’s obsessive focus on an investment-grade credit rating has left it underlevered compared to its peers, yet it still pays more for its capital by issuing perpetual preferred equity instead of accessing the debt markets.

In order to take market share the way they did, Public Storage’s peers raised and deployed significant amounts of capital while PSA held back, with low leverage yielding lower equity returns. Between 2011 and Q3 2020, for example, Extra Space increased its net debt by more than 300% and its share count by almost 40%, while Public Storage increased net debt by 73% and its share count by only 2%. As a result, Extra Space’s invested capital increased by more than 250% while Public Storage’s increased by only 48%. Given that Public Storage had an investment-grade credit rating, billions of dollars of capital available and the best return on capital of its peers, the Company’s conservative approach to capital deployment stands in stark contrast to the strategic actions of its peers — and their total shareholder returns show the result:

The Company still has an industry-leading platform and a base of properties that can yield high-return development, so increasing investment to a level commensurate with its relative scale should drive accelerated growth.

Third-Party Management

Owned stores do not tell the whole story: Customer brand awareness and market data are driven by managed stores as well as owned stores. Between 2010 and today, PSA’s self-storage peers were able to quickly grow their “effective” store base by focusing on third-party management. Public Storage, by contrast, only recently entered the third-party management space in 2018. PSA’s self-storage peers have been building acquisition pipelines and exploiting valuable data from the third-party management space for more than a decade before PSA entered this business.

The direct financial impact of third-party managed stores is lower than that of owned stores, but the minimal upfront capital and incremental “effective scale” through regional market share made third-party management an attractive endeavor for PSA’s peers in 2010. The better data provided by these third-party management opportunities also allows for better decision-making: Larger store bases drive better brand awareness, and the acquisition pipeline allows for more capital to be deployed to create value. We are happy to see that the Company has decided to enter the business, but we question why this Board took so long to see it done and why the pace of managed store growth is so tepid compared to its competitors.

Lagging Same-Store Sales Growth

The secondary driver of Public Storage’s underperformance has historically (and more importantly going forward) been lagging same-store sales growth. The self-storage industry has a low cost of capital, so small, consistent differences in organic growth can drive significant valuation discrepancies.

Poor Store Experience

Our research, surveys and personal experience have shown that the customer experience at any given Public Storage location significantly lags peers. We believe this is a direct result of its conservative approach to costs, including under-incentivizing retail workers and skimping on store experience. In our view, targeted spending increases throughout the store base will drive stronger revenue growth and position Public Storage to thrive and compete.

Public Storage was rated last on “General Store Experience” in an investor survey, and our proprietary customer survey showed that customers rate Public Storage lower on “Cleanest” and “Friendly Staff” compared to Extra Space. Our side-by-side store visit survey showed Extra Space stores outperforming directly competing Public Storage locations on every qualitative measure of store experience we surveyed. Critically, Public Storage has underinvested in its employees who are set up to fail with a lack of proper incentives, training or career advancement opportunities. Investors and industry participants believe that workers on the ground can drive improved store performance through increased sales conversion, upselling, price discrimination and reducing churn. By investing in its employees, Public Storage can improve its customers’ experience and improve its growth trajectory to match and ultimately exceed its peers.

Pricing/Occupancy Optimization Algorithm Focuses Too Much On Occupancy

Self-storage is a balancing act of price and occupancy — managing the interplay of street rates, promotions, price increases and churn. There is no doubt that Public Storage and its REIT competitors all understand this interaction and have strong pricing algorithms in place. However, we have received consistent feedback that Public Storage’s algorithm is highly sensitive to changes in occupancy, meaning its focus on industry-leading occupancy may well be holding it back from maximizing revenue. Current and prospective investors we have spoken with rated Public Storage last among the large self-storage REITs on pricing analytics and optimization, and industry participants consistently noted this dynamic. We are confident that a review by management and a fresh set of independent trustees could address this issue, either by adjusting the algorithm or by proving to investors and industry participants that the existing algorithm is optimal.

An Opportunity for PSA Growth

We have been encouraged by certain steps that management has taken: It has increased capital deployment (although still not proportional to its scale); launched the “Property of Tomorrow” campaign; raised some unsecured debt; and hired a head of Investor Relations. More recently, just yesterday and following our private outreach, the Company announced the replacement of three Trustees in a nod to our clearly valid concerns about Trustee tenure and independence. But these incremental changes are not enough. More ambitious change is needed for investors to have confidence that today’s Company has embraced a new direction for shareholders, employees and customers alike.

Corporate Governance and Investor Relations

We do not believe that the current Board of Trustees can lead Public Storage toward long-term success, even with the changes announced yesterday. Prior to those changes taking effect, PSA’s Board has a 12-year average tenure and lacks a sufficient number of independent trustees, making it one of the least independent Boards in the S&P 500. Three members have been on the Board for more than 20 years, and five members are on boards of related companies (including the most recently added trustee). Governance and ESG providers have given poor ratings to Public Storage’s governance structure, and numerous shareholders have expressed their concerns about the Board’s lack of independence in their proxy voting disclosures. Right now, the Company’s Board does not include a single trustee with self-storage industry experience outside of the PSA bubble, and the Chairman is the former CEO who presided over profound underperformance along with the rest of the Board.

Public Storage needs fresh perspectives and leadership. Adapting to a changing environment — which is an apt description for the self-storage industry over the last decade — requires new ideas, independent thinking and an innovative mindset. This Board presided over the Company while it trailed peers and ceded market share; the shareholders we surveyed are right to be skeptical that it should be trusted to evaluate the next stage. That is why, while the new Trustees represent a step in the right direction, real change needs to come in consultation with shareholders to have credibility with investors. Otherwise, even steps in the right direction will look like entrenchment and reinforce the perception that the Board is resistant to self-evaluation and course correction.

This lack of credibility with investors is underscored by the fact that Public Storage does not currently publish an investor presentation on its website or provide shareholders with meaningful guidance. PSA’s prepared remarks on quarterly earnings calls have averaged 22 seconds over the last five years. The Company is both the largest REIT to not give guidance and one of the largest companies without any kind of investor presentation. Investors we surveyed rated PSA last among close peers in “Investor Communication,” with one investor even describing it as “antagonistic.” Public Storage’s shareholders interactions clearly need improvement, and as investors with deep experience in helping companies communicate their stories, we are uniquely positioned to help.

Our Proposal

We are asking for substantial Board refreshment. As previously mentioned, by any objective measure, Public Storage’s current Board does not meet the standards of good corporate governance, and its attempts at self-help simply lack credibility. We have privately nominated six exceptional and well-qualified Trustees. They will add valuable experience in relevant industries, and their diverse skills and perspectives will put the Board in a better position to serve all of its stakeholders. (Please see the Appendix to this letter for their full backgrounds.)

We are also asking the Company to form a new Board committee to evaluate its performance and plan. We believe it is imperative that the Board form a committee of independent trustees, both old and new, with a specific mandate to provide recommendations on i) the Company’s organic growth strategy, including customer experience, new potential revenue streams and pricing / occupancy optimization, ii) capital allocation, including development, redevelopment and acquisitions, dividend and capital return policy, and minority interests in public equities and iii) balance sheet optimization.

While we are confident in the case for change, we recognize that change is usually best led from inside a company. We have worked with many companies in the past to help them establish these kinds of committees to evaluate, design and implement value-creative changes. We are not prescribing or demanding specific changes – as long as the review process is independent and robust, we are confident the committee will arrive at the best answers, whether or not they align with our own findings.

We are asking for the Company to restore its relationship with Shareholders, starting with an Investor Day in the first half of 2021. The Investor Day will be an opportunity for the Company to reveal the Board’s conclusions of the committee’s work and chart a new path forward where shareholders are valued stakeholders. Further, given the Company’s historical disappointing investor communications, an Investor Day would provide an opportunity to publish a robust investor presentation and make a clear and compelling case to investors that they should own Public Storage’s stock.

Working Together

Elliott and other investors want Public Storage to invest in its future by taking steps to create considerable value through growth. We look forward to engaging with other shareholders regarding our ideas, and we are committed to a transparent process to keep all key stakeholders fully informed — which is one reason that we are publicly sharing this letter and our nominees.

We thank the Board for considering our thoughts and look forward to continuing our discussions to unlock Public Storage’s full potential. We hope to work constructively with you on the changes needed at PSA — the changes all PSA stakeholders deserve.

Best Regards,

Johannes Weber	Jeremy Grant
Portfolio Manager	Associate Portfolio Manager

Appendix – Nominees

Benjamin C. Duster, IV, age 60, has served as the Chief Executive Officer of Cormorant IV Corporation, LLC (“Cormorant”), a finance operations and strategic advisory/interim management firm, since founding Cormorant in August 2014. Through his service at Cormorant, from August 2016 to March 2018, Mr. Duster served as the Chief Executive Officer of CenterLight Health System, Inc., a private diversified health services, managed care and assisted living organization. Mr. Duster has served on the boards of directors of Alaska Communications Systems Groups, Inc. (NASDAQ: ALSK), a broadband telecom and managed information services company, since June 2020, Weatherford International PLC (OTCMKTS: WFTLF), a global oil field services company, since June 2020, and Cardone Industries, Inc., a private auto parts aftermarket manufacturer, since February 2020.

Previously, Mr. Duster served on the boards of directors of Multi-Fineline Electronics, Inc. (formerly NASDAQ: MFLX), a provider of flexible printed circuit and component assembly solutions, from October 2012 to March 2015, Chorus Aviation Inc. (OTCMKTS: CHRRF), a company that engages in the airline business, from March 2010 to August 2014, Ormet Primary Aluminum Corporation, a manufacturer of alumina and primary aluminum, from November 2007 to January 2014, Accuride Corporation (formerly NYSE: ACW), a diversified manufacturer and supplier of commercial vehicle components, from February 2010 to April 2013, WBL Corporation Limited, a multinational conglomerate operating in the technology, automotive, property, and engineering & distribution sectors, from April 2010 to May 2013, Netia, S.A (WSE: NET), a telecoms company that provides fixed-line telecommunication services, from August 2009 to November 2013, Catalyst Paper Corporation (formerly TSX:CTL.TO), a pulp and paper company, from December 2006 to February 2012, where he served as Chairman of the Board, RCN Corporation (formerly NASDAQ: RCNI), a telecommunications company that provides bundled video, high-speed data and voice services, from December 2004 to August 2010, and Algoma Steel Inc. (formerly TSX:AGA, most recently Essar Steel Algoma Inc.), an integrated primary steel producer, from February 2002 to June 2007, where he served as Chairman of the Board.

Mr. Duster holds a Juris Doctorate from Harvard Law School, Masters of Business Administration from Harvard Business School, and Bachelor of Arts in Economics from Yale University.

Craig Macnab, age 64, has served on the boards of directors of VICI Properties Inc. (NYSE: VICI), a real estate investment trust specializing in casino properties, since October 2017, American Tower Corporation (NYSE: AMT), a real estate investment trust and an owner and operator of wireless and broadcast communications infrastructure, since December 2014, and Cadillac Fairview Corporation Limited, a private company that invests in, owns, and manages commercial real estate, since January 2011, where he serves as a trustee.

Previously, Mr. Macnab served as Chief Executive Officer of National Retail Properties, Inc. (NYSE: NNN) (“National Retail Properties”), a real estate investment trust that acquires, owns, invests in and develops properties that are leased primarily to retail tenants, from February 2004 until his retirement in April 2017. From April 2000 to March 2003, Mr. Macnab served as Chief Executive Officer and President of JDN Realty Corporation (formerly NYSE: JDN), a real estate company specializing in the development and asset management of retail shopping centers. Prior to that, Mr. Macnab served as President of Tandem Capital Partners LLC, a private investment company that he founded that provided growth capital, primarily mezzanine debt, to small public companies, from 1997 to 1999. Earlier in his career, Mr. Macnab was as an investment banker at Lazard Ltd (NYSE: LAZ) (f/k/a Lazard Freres & Company), a financial advisory and asset management firm, served as Co-Head of the Merger and Acquisition Department at J.C. Bradford & Company, a private investment banking and brokerage firm, and was General Partner at MacNeil Advisors LP, a private equity firm. Previously, Mr. Macnab served on the boards of directors of Forest City Realty Trust, Inc. (NYSE: FCE.A), a real estate company, from June 2017 to December 2018, National Retail Properties, from February 2008 to April 2017, where he served as Chairman of the Board, DDR Corporation (formerly NYSE: DDR), a real estate investment trust, from March 2003 to May 2015, Eclipsys Corporation (formerly NASDAQ: ECLP), a company that provided hospitals and other healthcare organizations with various electronic order and record keeping technologies, from May 2008 to September 2010, when Eclipsys Corporation merged with Allscripts-Misys Healthcare Solutions, Inc. (n/k/a Allscripts Healthcare Solutions, Inc.) (NASDAQ: MDRX), JDN Realty Corporation, from 2000 to 2003, and Per Se Technologies, Inc. (formerly NASDAQ: PSTI), a healthcare company, from 2002 to 2007.

Mr. Macnab holds a Master of Business Administration from Drexel University and Bachelor of Commerce from the University of the Witwatersrand.

Adam S. Metz, age 59, has served as a non-executive director of Hammerson PLC (LON: HMSO), a property development and investment company, since July 2019. Previously, Mr. Metz served as Managing Director and Head of International Real Estate at The Carlyle Group Inc. (NASDAQ: CG), a private equity, alternative asset management and financial services company, from September 2013 to April 2018. From March 2011 to August 2013, Mr. Metz served as a Senior Advisor at the dedicated real estate equity investment platform of global alternative asset management firm TPG Capital. From October 2008 to December 2010, Mr. Metz served as Chief Executive Officer at General Growth Properties, Inc. (formerly NYSE: GGP) (“General Growth Properties”), a shopping mall operator. From 2003 to 2008, Mr. Metz served as Co-Founding Partner at Polaris Capital LLC, a private investment management company. From 2000 to 2002, Mr. Metz served as Executive Vice President and Chief Investment Officer at Rodamco North America N.V., a closed-end real estate fund. From 1993 to 2000, Mr. Metz served as Chief Financial Officer and then as President at Urban Shopping Centers, Inc. (formerly NYSE: URB), a real estate investment trust. From 1987 to 1993, Mr. Metz served as Vice President at JMB Realty Corp., a real estate investment company. From 1983 to 1987, Mr. Metz served as a corporate lending officer and then as Vice President at First National Bank of Chicago (formerly NYSE: FNB), a retail and commercial bank. Mr. Metz has served on the board of directors of Morgan Stanley Direct Lending Fund, a public externally managed specialty finance company focused on lending to middle market companies, since October 2019, in connection with which he also serves on the board of directors of SL Investment Corp., a sidecar investment vehicle of the Morgan Stanley Direct Lending Fund, since September 2020.

Previously, Mr. Metz served on the boards of directors of Forest City Realty Trust, Inc. (formerly NYSE: FCE.A), a real estate company, from April 2018 to January 2019, Parkway Properties Inc. (formerly NYSE: PKY), a real estate investment firm, from June 2012 to November 2016, General Growth Properties, from 2005 to 2010, Howard Hughes Corporation (NYSE: HHC), a real estate development and management company, during 2010 following its spin off from General Growth Properties, AMLI Residential Properties Trust (formerly NYSE: AML), a trust specializing in management, acquisition, development, and co-investment of multifamily apartment communities, from 2003 to 2004, Aliansce Sonae Shopping Centers SA (BVMF: ALSO3), a Brazilian shopping mall company, Bally Total Fitness Holding Corporation (formerly NYSE: BLLY), a fitness club chain, from 2005 to 2006, and Chiasso Acquisition LLC, a home furnishing retailer from 2006 to 2008.

Mr. Metz holds a Masters of Management from the Kellogg School of Management at Northwestern University, and Bachelor of Arts in History from Cornell University.

Michelle Millstone-Shroff, age 45, has served as an independent advisor to various businesses since November 2018, and has served as a Senior Advisor to McKinsey & Company, a management consulting firm, since April 2019. From April 2015 to July 2018, Ms. Millstone-Shroff served as the Chief Customer Experience Officer of Bed Bath & Beyond Inc. (NASDAQ: BBBY) (“Bed Bath”), a chain of domestic merchandise retail stores, and as the President & Chief Operating Officer of buybuy BABY (“BABY”), a $1+ billion subsidiary of Bed Bath and the nation’s leading retailer of items for infants and toddlers, and also served as the Chief Operating Officer of BABY from March 2007 until July 2018. Ms. Millstone-Shroff has served on the boards of directors of Neiman Marcus Group Inc. (NYSE: NMG.A), a chain of luxury department stores, since September 2020, Nanit, a private technology startup that develops smart baby monitor devices, since December 2019, and Party City Holdco Inc. (NYSE: PRTY), a vertically-integrated chain of party stores, since February 2019.

Ms. Millstone-Shroff holds a Masters of Business Administration from Harvard Business School, a Bachelor of Science in Strategic Management from The Wharton School at University of Pennsylvania, and a Bachelor of Arts in Psychology from University of Pennsylvania.

Mahbod Nia, age 44, has been a private investor since October 2019. Previously, Mr. Nia was Chief Executive Officer and President of NorthStar Realty Europe Corp. (“NRE”) (formerly NYSE: NRE), a publicly traded European focused commercial REIT, from June 2015 to September 2019 when it was sold to AXA Investment Managers – Real Assets, and Managing Director and member of the European Steering Committee at Colony Capital, Inc. (NYSE: CLNY, formerly Colony NorthStar, Inc.), a global REIT, from January 2017 to September 2019. Prior to that, Mr. Nia served as Managing Director and Head of European Investments of NorthStar Asset Management Group Inc. (formerly NYSE: NSAM), a global asset management company, from July 2014 to January 2017, and acted for PanCap Investment Partners, a European real estate investment and advisory firm, from 2010 to 2014. From 2007 to 2009, Mr. Nia was Senior Executive Director in the Real Estate Banking Group at Goldman Sachs (NYSE: GS), a multinational investment bank and financial services company. From 2004 to 2007, Mr. Nia was a Senior Associate in the Real Estate Finance department at Citigroup Inc. (NYSE: C), a multi-national investment bank and financial services company, prior to which he served in the investment banking division of Salomon Brothers (London) beginning in 2000. Mr. Nia serves on the board of directors of Mack-Cali Realty Corp. (NYSE: CLI), a publicly traded REIT focused on office and multi-family assets in New Jersey, since June 2020.

Previously, Mr. Nia served as a member of NRE’s board of directors, from January 2018 to September 2019. Mr. Nia received a bachelor’s degree in Economics for Business from the University of Westminster and master’s degree in Economics & Finance from the University of Warwick.

Rebecca L. Owen, age 58, has served as chair of the board of directors of Battery Reef, LLC, a commercial real estate investment and management company, since she founded the company in January 2019. Previously, Ms. Owen served in various roles at Clark Enterprises, Inc. (“Clark Enterprises”), a private investment firm, and its affiliated companies, including as Senior Vice President of Clark Enterprises, from April 1995 to January 2019, Chief Legal Officer of Clark Enterprises, from April 1995 to December 2017, and President of CEI Realty, Inc., the real estate investment arm of Clark Enterprises, from January 2008 to January 2019. Prior to her work with Clark Enterprises and its affiliates, Ms. Owen practiced as a Commercial Real Estate and Corporate attorney at law firms Sheehey, Furlong & Behm, from 1994 to 1995, and Pillsbury Winthrop Shaw Pittman LLP (f/k/a Shaw Pittman Potts and Trowbridge), from 1987 to 1994. Ms. Owen has served on the board of directors of Carr Properties, a private real estate investment trust, since 2013, and on the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, an institutional real estate investment firm, since January 2017.

Previously, Ms. Owen served on the boards of directors of WillScot Mobile Mini Holdings Corp. (NASDAQ: WSC), a specialty rental services provider in innovative modular space and portable storage solutions, from April 2019 to July 2020, Jernigan Capital, Inc. (NYSE: JCAP), a mortgage and equity real estate investment trust, from December 2018 until it was purchased by NextPoint and delisted on November 6, 2020, and Columbia Equity Trust, Inc. (formerly NYSE: COE), a real estate investment trust, from 2005 to 2007. Ms. Owen has also served on the boards of directors of the Boys and Girls Club of Greater Washington, since 2006, and Horizons National Student Enrichment Program Inc., since January 2017. Ms. Owen received a Juris Doctorate from University of Chicago Law School and Bachelor of Arts in Economics from Hamilton College.

About Elliott

Elliott Management Corporation manages approximately $41 billion of assets. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

###

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (“Elliott International”), together with the other participants named herein (collectively, “Elliott”), intend to file a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified nominees as trustees of Public Storage, a Maryland real estate investment trust (the “Company”), at the Company’s 2021 annual meeting of shareholders.

ELLIOTT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Elliott Associates, Elliott International, Manchester Securities Corp. (“Manchester”), Elliott Investment Management L.P., (“EIM”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Benjamin C. Duster, IV, Craig Macnab, Adam S. Metz, Michelle Millstone-Shroff, Mahbod Nia and Rebecca L. Owen.

As of the date hereof, Elliott Associates beneficially owns 653,500 common shares, par value $0.10 per share (the “Common Shares”), of the Company (itself and through Manchester), including 651,450 Common Shares underlying certain Derivative Agreements (as defined below). As of the date hereof, Elliott International beneficially owns 1,524,834 Common Shares, including 1,520,050 Common Shares underlying certain Derivative Agreements. As of the date hereof, Manchester, a wholly owned subsidiary of Elliott Associates, beneficially owns 1,000 Common Shares. EIM, acting as the investment manager to each of Elliott Associates and Elliott International, may be deemed the beneficial owner of the 2,178,334 Common Shares beneficially owned in the aggregate by Elliott Associates (itself and through Manchester) and Elliott International. EIM GP, as the sole general partner of EIM, may be deemed the beneficial owner of the 2,178,334 Common Shares beneficially owned in the aggregate by Elliott Associates (itself and through Manchester) and Elliott International. Singer, as the sole managing member of EIM GP, may be deemed the beneficial owner of the 2,178,334 Common Shares beneficially owned in the aggregate by Elliott Associates (itself and through Manchester) and Elliott International. As of the date hereof, Mr. Macnab beneficially owns 450 Common Shares through a trust of which Mr. Macnab serves as trustee. As of the date hereof, Mr. Metz beneficially owns 875 Common Shares. As of the date hereof, none of Messrs. Duster or Nia or Mmes. Millstone-Shroff or Owen beneficially owns any Common Shares.

As of the date hereof, Elliott Associates and Elliott International have entered into notional principal amount derivative agreements (the “Derivative Agreements”) in the form of swap agreements with respect to 651,450 and 1,520,050 Common Shares, respectively, which may be physically settled within 60 days from the date hereof. Prior to the date upon which the Derivative Agreements are physically settled, such Derivative Agreements do not provide Elliott Associates or Elliott International with the power to vote or direct the voting or dispose of or direct the disposition of or otherwise exercise any rights in respect of the Common Shares that are referenced in the Derivative Agreements.

###

Item 2: On December 14, 2020, Elliott posted the following materials to www.PSAGrowth.com:

Growth for Public Storage

Home Letter Press Release Nominees Contact Stay Informed

Legal Notices

THIS WEBSITE IS FOR DISCUSSION AND INFORMATIONAL PURPOSES ONLY. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF ELLIOTT MANAGEMENT CORPORATION AND ITS AFFILIATES (COLLECTIVELY, "ELLIOTT MANAGEMENT") AS OF THE DATE HEREOF. ELLIOTT MANAGEMENT RESERVES THE RIGHT TO CHANGE OR MODIFY ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AND FOR ANY REASON AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO CORRECT, UPDATE OR REVISE THE INFORMATION CONTAINED HEREIN OR TO OTHERWISE PROVIDE ANY ADDITIONAL MATERIALS.

ALL OF THE INFORMATION CONTAINED HEREIN IS BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO PUBLIC STORAGE (THE "COMPANY"), INCLUDING FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND OTHER SOURCES, AS WELL AS ELLIOTT MANAGEMENT'S ANALYSIS OF SUCH PUBLICLY AVAILABLE INFORMATION. ELLIOTT MANAGEMENT HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF ALL DATA AND INFORMATION AVAILABLE FROM PUBLIC SOURCES, AND NO REPRESENTATION OR WARRANTY IS MADE THAT ANY SUCH DATA OR INFORMATION IS ACCURATE. ELLIOTT MANAGEMENT RECOGNIZES THAT THERE MAY BE CONFIDENTIAL OR OTHERWISE NON-PUBLIC INFORMATION WITH RESPECT TO THE COMPANY THAT COULD ALTER THE OPINIONS OF ELLIOTT MANAGEMENT WERE SUCH INFORMATION KNOWN. NO REPRESENTATION, WARRANTY OR UNDERTAKING, EXPRESS OR IMPLIED, IS GIVEN AS TO THE RELIABILITY, ACCURACY, FAIRNESS OR COMPLETENESS OF THE INFORMATION OR OPINIONS CONTAINED HEREIN, AND ELLIOTT MANAGEMENT AND EACH OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS EXPRESSLY DISCLAIM ANY LIABILITY WHICH MAY ARISE FROM THIS PRESENTATION AND ANY ERRORS CONTAINED HEREIN AND/OR OMISSIONS HEREFROM OR FROM ANY USE OF THE CONTENTS OF THIS WEBSITE.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE INFORMATION AND OPINIONS INCLUDED IN THIS WEBSITE CONSTITUTE FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES AND PROJECTIONS PREPARED WITH RESPECT TO, AMONG OTHER THINGS, THE COMPANY'S ANTICIPATED OPERATING PERFORMANCE, THE VALUE OF THE COMPANY'S SECURITIES, DEBT OR ANY RELATED FINANCIAL INSTRUMENTS THAT ARE BASED UPON OR RELATE TO THE VALUE OF SECURITIES OF THE COMPANY (COLLECTIVELY, "COMPANY SECURITIES"), GENERAL ECONOMIC AND MARKET CONDITIONS AND OTHER FUTURE EVENTS. YOU SHOULD BE AWARE THAT ALL FORWARD-LOOKING STATEMENTS, ESTIMATES AND PROJECTIONS ARE INHERENTLY UNCERTAIN AND SUBJECT TO SIGNIFICANT ECONOMIC, COMPETITIVE, AND OTHER UNCERTAINTIES AND CONTINGENCIES AND HAVE BEEN INCLUDED SOLELY FOR ILLUSTRATIVE PURPOSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION CONTAINED HEREIN DUE TO REASONS THAT MAY OR MAY NOT BE FORESEEABLE. THERE CAN BE NO ASSURANCE THAT THE COMPANY SECURITIES WILL TRADE AT THE PRICES THAT MAY BE IMPLIED HEREIN, AND THERE CAN BE NO ASSURANCE THAT ANY OPINION OR ASSUMPTION HEREIN IS, OR WILL BE PROVEN, CORRECT.

THIS WEBSITE AND ANY OPINIONS EXPRESSED HEREIN SHOULD IN NO WAY BE VIEWED AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION WITH RESPECT TO THE COMPANY, COMPANY SECURITIES OR ANY TRANSACTION. THE INFORMATION CONTAINED HEREIN IS NOT (AND MAY NOT BE CONSTRUED TO BE) LEGAL, TAX, INVESTMENT, FINANCIAL OR OTHER ADVICE. EACH RECIPIENT SHOULD CONSULT THEIR OWN LEGAL COUNSEL AND TAX AND FINANCIAL ADVISERS AS TO LEGAL AND OTHER MATTERS CONCERNING THE INFORMATION CONTAINED HEREIN. THIS WEBSITE DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT MAY BE RELEVANT TO AN EVALUATION OF THE COMPANY, COMPANY SECURITIES OR THE MATTERS DESCRIBED HEREIN.

THIS WEBSITE DOES NOT CONSTITUTE (AND MAY NOT BE CONSTRUED TO BE) A SOLICITATION OR OFFER BY ELLIOTT MANAGEMENT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS TO BUY OR SELL ANY COMPANY SECURITIES OR SECURITIES OF ANY OTHER PERSON IN ANY JURISDICTION OR AN OFFER TO SELL AN INTEREST IN FUNDS MANAGED BY ELLIOTT MANAGEMENT. THIS WEBSITE DOES NOT CONSTITUTE FINANCIAL PROMOTION, INVESTMENT ADVICE OR AN INDUCEMENT OR ENCOURAGEMENT TO PARTICIPATE IN ANY PRODUCT, OFFERING OR INVESTMENT OR TO ENTER INTO ANY AGREEMENT WITH THE RECIPIENT. NO AGREEMENT, COMMITMENT, UNDERSTANDING OR OTHER LEGAL RELATIONSHIP EXISTS OR MAY BE DEEMED TO EXIST BETWEEN OR AMONG ELLIOTT MANAGEMENT AND ANY OTHER PERSON BY VIRTUE OF FURNISHING THIS WEBSITE. NO REPRESENTATION OR WARRANTY IS MADE THAT ELLIOTT MANAGEMENT'S INVESTMENT PROCESSES OR INVESTMENT OBJECTIVES WILL OR ARE LIKELY TO BE ACHIEVED OR SUCCESSFUL OR THAT ELLIOTT MANAGEMENT'S INVESTMENTS WILL MAKE ANY PROFIT OR WILL NOT SUSTAIN LOSSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FUNDS MANAGED BY ELLIOTT MANAGEMENT CURRENTLY BENEFICIALLY OWN AND/OR HAVE AN ECONOMIC INTEREST IN AND MAY IN THE FUTURE BENEFICIALLY OWN AND/OR HAVE AN ECONOMIC INTEREST IN, COMPANY SECURITIES. ELLIOTT MANAGEMENT INTENDS TO REVIEW ITS INVESTMENTS IN THE COMPANY ON A CONTINUING BASIS AND DEPENDING UPON VARIOUS FACTORS, INCLUDING WITHOUT LIMITATION, THE COMPANY'S FINANCIAL POSITION AND STRATEGIC DIRECTION, THE OUTCOME OF ANY DISCUSSIONS WITH THE COMPANY, OVERALL MARKET CONDITIONS, OTHER INVESTMENT OPPORTUNITIES AVAILABLE TO ELLIOTT MANAGEMENT, AND THE AVAILABILITY OF COMPANY SECURITIES AT PRICES THAT WOULD MAKE THE PURCHASE OR SALE OF COMPANY SECURITIES DESIRABLE, ELLIOTT MANAGEMENT MAY FROM TIME TO TIME (IN THE OPEN MARKET OR IN PRIVATE TRANSACTIONS, INCLUDING SINCE THE INCEPTION OF ELLIOTT MANAGEMENT'S POSITION) BUY, SELL, COVER, HEDGE OR OTHERWISE CHANGE THE FORM OR SUBSTANCE OF ANY OF ITS INVESTMENTS (INCLUDING COMPANY SECURITIES) TO ANY DEGREE IN ANY MANNER PERMITTED BY LAW AND EXPRESSLY DISCLAIMS ANY OBLIGATION TO NOTIFY OTHERS OF ANY SUCH CHANGES. ELLIOTT MANAGEMENT ALSO RESERVES THE RIGHT TO TAKE ANY ACTIONS WITH RESPECT TO ITS INVESTMENTS IN THE COMPANY AS IT MAY DEEM APPROPRIATE.

ELLIOTT MANAGEMENT HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION CONTAINED HEREIN. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. ALL TRADEMARKS AND TRADE NAMES USED HEREIN ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS.

THIS WEBSITE MAY CONTAIN LINKS TO ARTICLES AND/OR VIDEOS (COLLECTIVELY, "MEDIA"). THE VIEWS AND OPINIONS EXPRESSED IN SUCH MEDIA ARE THOSE OF THE AUTHOR(S)/SPEAKER(S) REFERENCED OR QUOTED IN SUCH MEDIA AND, UNLESS SPECIFICALLY NOTED OTHERWISE, DO NOT NECESSARILY REPRESENT THE OPINION OF ELLIOTT.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Growth for Public Storage

© 2020 Elliott Management Legal Notices Privacy Policy

Growth for Public Storage

Home Letter Press Release Nominees Contact Stay Informed

Independent, Highly Qualified Trustee Candidates Nominated to the Board of Public Storage

Ben Duster

- Extensive board and corporate governance expertise across multiple industries, having served as a director of Weatherford, Chorus Aviation, Accuride, Catalyst Paper, RCN, and Essar Steel Algoma
- Founder of Cormorant IV, a consulting firm that provides finance, operations, and strategic advice

VIEW BIO

Craig Macnab

- Former Chairman and Chief Executive Officer of National Retail Properties
- Serves as a director of Cadillac Fairview since 2011, American Tower since 2014, and VICI Properties since 2017
- Prior board experience includes National Retail Properties, Forest City Realty, and DDR

VIEW BIO

Adam Metz

- Former Chief Executive Officer of General Growth Properties and former Head of International Real Estate at The Carlyle Group
- Serves as a director of Hammerson since 2019
- Prior board experience includes Forest City Realty Trust and General Growth Properties

VIEW BIO

Meka Millstone-Shroff

- Former President/COO of Buy Buy Baby and Chief Customer Experience Officer of Bed Bath & Beyond
- Serves as a director of Party City since 2019 and Neiman Marcus since 2020

VIEW BIO

Mahbod Nia

- Former Chief Executive Officer of NorthStar Realty Europe
- Serves as a director of Mack-Cali Realty

VIEW BIO

Rebecca Owen

- Senior Vice President of Clark Enterprises and President of CEI Realty
- Prior board experience includes Jernigan Capital and WillScot

VIEW BIO

Stay Informed

Email Address

SUBSCRIBE

Growth for Public Storage

© 2020 Elliott Management Legal Notices Privacy Policy

Growth for Public Storage

Home Letter Press Release Nominees Contact Stay Informed

Privacy Policy

This Privacy Policy ("**Policy**") applies to the information that Elliott Management Corporation and its affiliates (collectively "Elliott" "**we**," "**us**," or "**our**") collects and uses about you when you access the Growth for PSA website at PSAGrowth.com (the "Site"). This Policy does not apply to the websites, mobile applications, or other services operated by Elliott's portfolio companies or others. By accessing the Site, you agree to the terms and conditions of this Privacy Policy.

The Policy describes the types of information we obtain about visitors to the Site, how we use the information, and with whom we share it. We also describe the measures we take to protect the security of the information, and how you can contact us about our privacy practices. The Site is for a general audience, is not targeted to children, and we do not knowingly collect personal information from children under 18 years of age.

- Categories of Personal Information We Collect
- What Information We Collect and the Sources of such Information
- How We Use the Information Collected
- How and When We Share Information with Third Parties
- Website Analytics and Do-Not-Track
- Data Security
- Data Transfers
- Data Retention
- Your Rights and Choices
- Links to Affiliate and Third-Party Sites, Apps and Services
- Changes to Our Privacy Policy
- Our Contact Info

Categories of Personal Information We Collect

Throughout this Policy, we discuss in detail the specific pieces of personal information we collect from and about users. Under the California Consumer Privacy Act (CCPA), we are also required to provide you with the "categories" of personal information we collect. The categories we collect are: identifiers (such as name, address, email address); internet or other network or device activity (such as browsing history or Services usage); general geolocation information (e.g., your city and state based on IP address or precise location, with your consent); and other information that identifies or can be reasonably associated with you.

WHAT INFORMATION WE COLLECT AND THE SOURCES OF SUCH INFORMATION

We collect information in multiple ways when you visit the Site, including when you provide information directly to us, and when we passively collect information from or about you, such as from your browser or device. We may combine all of the information we collect from or about you from these various sources.

Information You Provide Directly to Us. We will collect any information that you provide to us. For example, if you contact us, we may collect certain information, such as your name, email address, company name, phone number, location, and the contents of any message or comments you submit on the site or by email.

Information We Collect Through Automated Means. We also collect information through automated and technical means as you browse or otherwise use our Site:

- *Website Usage Information*. As you browse or use the Site, we and our service providers (which are third party companies that work on our behalf to provide and enhance the Site) use a variety of technologies, including cookies and similar tools, to assist in collecting information about how you use the Site. For example, our servers automatically record certain information in server logs. These server logs may include information such as your web request, IP address, browser type and settings, referring / exit pages and URLs, number of clicks and how you interact with links on the Site, domain names, landing pages, pages viewed, mobile carrier, mobile device identifiers and information about the device you are using to access the Site, date and time stamp information and other such information.
- *Location Information*. We collect and process general information about the location of the device from which you are accessing the Site (e.g., approximate geographic location inferred from an IP address).
- *Cookies and Other Tracking Technologies*. We and our service providers may also collect data about your use of the Site through the use of Internet server logs and online tracking technologies, like cookies and/or tracking pixels. A web server log is a file where website activity is stored. A cookie is a small text file that is placed on your computer when you visit a website, that enables us to: (a) recognize your computer; (b) understand how you navigate the Site; (c) perform searches and analytics; and (d) assist with security administrative functions. Tracking pixels (sometimes referred to as web beacons or clear GIFs) are tiny electronic tags with a unique identifier embedded in websites, and/or email, and that are designed to provide usage information like clicks and to access user cookies. We and our service providers may also include Web beacons in email messages, newsletters and other electronic communications to determine whether the message has been opened and for other analytics, personalization and advertising. You may change your settings to notify you when a cookie is being set or updated, or to block cookies altogether. Please consult the "Help" section of your browser for more information (e.g., Internet Explorer, Google Chrome, Mozilla Firefox, or Apple Safari). Please note that by blocking any or all cookies, you may not have access to certain features.

HOW WE USE THE INFORMATION COLLECTED

We and our service providers may use the information we collect from and about you for the following purposes:

- For the purposes for which you provided it;
- To maintain, provide, and improve the Site;
- To prevent or address technical or security issues;
- To send you information or other communications, such as newsletters;
- To process and respond to your inquiries or to request your feedback;
- To identify you by your device(s) and to match your device(s) with other browsers or devices you use for the purpose of providing relevant and easier access to content and other operational purposes;
- To engage in internal analytics, research, and reporting;
- To comply with the law and protect the safety, rights, property, or security of Elliott, the Site, and the general public; and
- To enforce the legal terms that govern your use of the Site.

We and our service providers may use the categories of personal information we collect from and about you for the following business and commercial purposes (as those terms are defined in applicable law):

- Our or our service provider's operational purposes;
- Auditing consumer interactions on our site;
- Detecting, protecting against, and prosecuting security incidents and fraudulent or illegal activity;
- Bug detection and error reporting;
- Other uses such as reaching out to our site visitors;
- Other uses about which we notify you.

Please note that we may combine information that we collect from or about you (including automatically collected information) with information we obtain about you from our affiliates, subsidiaries, and/or non-affiliated third parties, and use such combined information in accordance with this Privacy Policy.

We may aggregate and/or de-identify information collected through the Site. We may use aggregate or de-identified information for any purpose, including without limitation for research and analytics, and may also share such data with any third parties, including partners, affiliates, subsidiaries, services providers, and others.

HOW AND WHEN WE SHARE INFORMATION WITH THIRD PARTIES

We may disclose and/or share the categories of personal information identified above, as well as the specific types of information identified above under the following circumstances:

- **With the Public**. When you choose to comment on the Site or its contents, such as by using the "Share Your Thoughts" feature, we may choose to feature your name and the contents of your message on the Site.
- **Affiliates and Subsidiaries**. We may share the information we collect within the Elliott family of companies.
- **Service Providers**. We may provide access to or share your information with select entities that use the information only to perform services on our behalf. These service providers provide a variety of services to us, including without limitation sales, marketing, provision of content and features, analytics, data storage, security, fraud prevention, and other services.
- **Third parties for legal purposes**. We may disclose information that we collect and maintain about you if we are required to do so by law or in a good faith belief that such disclosure is reasonably necessary to comply with legal process, protect the rights, property, or safety of ourselves, our users, the public, or other third parties.
- **Business Transactions**. If we are involved in a merger, acquisition, transfer of control, bankruptcy, reorganization or sale of assets, or diligence associated with such matters, we may sell or transfer the information described in this Policy in connection with that transaction. Your information would remain subject to the promises and commitments contained in this Policy until such time as the acquiring party modifies it. If such transfer is subject to additional mandatory restrictions under applicable laws, we will comply with such restrictions.
- WEBSITE ANALYTICS AND DO-NOT-TRACK
  - **Website Analytics**. We may use third-party web analytics services on our Site to collect and analyze usage information through cookies and similar tools; engage in auditing, research, or reporting; and provide certain features to you. To prevent Google Analytics from using your information for analytics, you may install the Google Analytics Opt-out Browser Add-on by clicking here.
  - **Notice Concerning Do Not Track**. Do Not Track ("DNT") is a privacy preference that users can set in certain web browsers. We are committed to providing you with meaningful choices about the information collected on our Site for third party purposes, and that is why we provide the variety of opt-out mechanisms listed above. However, we do not currently recognize or respond to browser-initiated DNT signals. To learn more about Do Not Track, you can do so here.

DATA SECURITY

We take reasonable administrative, technical, and physical security measures to protect against the loss, misuse, and/or alteration of your information. These safeguards vary based on the sensitivity of the information that we collect and store. However, we cannot and do not guarantee that these measures will prevent every unauthorized attempt to access, use, or disclose your information since despite our efforts, no Internet and/or other electronic transmissions can be completely secure.

DATA TRANSFERS

The Site is operated in the United States. If you are located in the European Union or elsewhere outside of the United States, please be aware that any information you provide to us will be transferred to the United States. By using the Site, participating in any of our Services and/or providing us with your information, you consent to this transfer.

DATA RETENTION

We will hold your information for as long as necessary to fulfill the purposes set forth in this Policy or as long as we are legally required or permitted to do so. Information may persist in copies made for backup and business continuity purposes for additional time.

YOUR RIGHTS AND CHOICES

Subject to applicable law, you may have certain rights with respect to your personal information, including the rights to access, review, update, delete, and correct inaccuracies in your personal information. For instance:

For California Residents

- **California Privacy Law**. If you are a California resident, California law requires us to provide you with some information regarding your rights with respect to your "personal information" (as defined in the California Consumer Privacy Act ("CCPA")). In this Policy, we describe the categories of personal information we collect, the sources and uses of such information and the entities to which we share such information.
- **California Data Access and Deletion Rights**. If you are a California resident, the CCPA allows you to make certain requests about your personal information, such as to:
  - Inform you about the categories of personal information we collect or disclose about you; the categories of sources of such information; the business or commercial purpose for collecting your personal information; and the categories of third parties with whom we share/disclose personal information.
  - Provide access to and/or a copy of certain personal information we hold about you.
  - Delete certain personal information we have about you.
  - Provide you with information about the financial incentives that we offer to you, if any.

Please note that certain information may be exempt from such requests under California law. Additionally, we will take reasonable steps to verify your identity before responding to a request. You are also permitted to designate an authorized agent to submit certain requests on your behalf. In order for an authorized agent to be verified, you must provide the authorized agent with signed, written permission to make such requests or a power of attorney.

If you would like further information regarding your legal rights under California law or would like to exercise any of them, please contact us at WebsitePrivacy@elliottmgmt.com.

- **Notice of Right to Opt Out of Sale of Personal Information**. The California Consumer Privacy Act ("CCPA") sets forth certain obligations for businesses that "sell" personal information (as sell is defined under CCPA and under current guidance). We do not engage in such activity and have not engaged in such activity in the past twelve months.

The CCPA further provides you with the right to not be discriminated against (as provided for in applicable law) for exercising your access, deletion or sale opt out rights.

- **Shine the Light Disclosure**. The California "Shine the Light" law gives residents of California the right under certain circumstances to request information from us regarding the manner in which we share certain categories of personal information (as defined in the Shine the Light law) with third parties for their direct marketing purposes. We do not share your personal information with third parties for their own direct marketing purposes.

International Users. Some international users of our Website have certain legal rights to access certain information we hold about them and to request its deletion. For example, your local laws may permit you to request that we:

- provide access to and/or a copy of certain information we have about you;
- prevent the processing of your information for direct-marketing purposes;
- update information which is out of date or incorrect;
- delete certain information which we have about you;
- restrict the way that we process and disclose certain of your information;
- transfer your information to a third party provider of services; and
- revoke your consent for the processing of your information.

We will consider all requests and provide our response within the time period stated by applicable law. Certain information may be exempt from such requests in some circumstances, which may include if we need to keep processing your information for our legitimate interests or to comply with a legal obligation. We may request you provide us with information necessary to confirm your identity before responding to your request.

If you would like further information in relation to your legal rights under applicable law or would like to exercise any of them, please contact us using the information in the "Contact Us" section below at any time.

LINKS TO AFFILIATES, SUBSIDIARIES, AND THIRD-PARTY SITES, APPS, AND SERVICES

For your convenience and information, the Site may provide links to Elliott's affiliates' and portfolio company's sites, as well as those of non-affiliated third parties. Those entities have their own privacy notices or policies. We are not responsible for the privacy practices of any non-Elliott sites, apps or services.

CHANGES TO OUR PRIVACY POLICY

We reserve the right to amend this Policy at any time to reflect changes in the law, our data collection and use practices, the features of our Site, or advances in technology. We will make the revised Policy accessible through the Site, so you should review the Policy periodically. If we make a material change to the Policy, we will comply with applicable legal requirements regarding providing you with notice and/or consent.

CONTACT US

If you have questions regarding this Privacy Policy, please contact us and we will endeavor to respond to your request within a reasonable period of time.

Growth for Public Storage

© 2020 Elliott Management Legal Notices Privacy Policy

Item 3: On December 14, 2020, Elliott posted the following message to Twitter:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intends to file a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified nominees as trustees of Public Storage, a Maryland real estate investment trust (the “Company”), at the Company’s 2021 annual meeting of shareholders.

ELLIOTT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Elliott Investment Management L.P. (“EIM”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), Manchester Securities Corp. (“Manchester”), Elliott Investment Management L.P., (“EIM”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Benjamin C. Duster, IV, Craig Macnab, Adam S. Metz, Michelle Millstone-Shroff, Mahbod Nia and Rebecca L. Owen.

As of the date hereof, Elliott Associates beneficially owns 653,500 common shares, par value $0.10 per share (the “Common Shares”), of the Company (itself and through Manchester), including 651,450 Common Shares underlying certain Derivative Agreements (as defined below). As of the date hereof, Elliott International beneficially owns 1,524,834 Common Shares, including 1,520,050 Common Shares underlying certain Derivative Agreements. As of the date hereof, Manchester, a wholly owned subsidiary of Elliott Associates, beneficially owns 1,000 Common Shares. EIM, acting as the investment manager to each of Elliott Associates and Elliott International, may be deemed the beneficial owner of the 2,178,334 Common Shares beneficially owned in the aggregate by Elliott Associates (itself and through Manchester) and Elliott International. EIM GP, as the sole general partner of EIM, may be deemed the beneficial owner of the 2,178,334 Common Shares beneficially owned in the aggregate by Elliott Associates (itself and through Manchester) and Elliott International. Singer, as the sole managing member of EIM GP, may be deemed the beneficial owner of the 2,178,334 Common Shares beneficially owned in the aggregate by Elliott Associates (itself and through Manchester) and Elliott International. As of the date hereof, Mr. Macnab beneficially owns 450 Common Shares through a trust of which Mr. Macnab serves as trustee. As of the date hereof, Mr. Metz beneficially owns 875 Common Shares. As of the date hereof, none of Messrs. Duster or Nia or Mmes. Millstone-Shroff or Owen beneficially owns any Common Shares.

As of the date hereof, Elliott Associates and Elliott International have entered into notional principal amount derivative agreements (the “Derivative Agreements”) in the form of swap agreements with respect to 651,450 and 1,520,050 Common Shares, respectively, which may be physically settled within 60 days from the date hereof. Prior to the date upon which the Derivative Agreements are physically settled, such Derivative Agreements do not provide Elliott Associates or Elliott International with the power to vote or direct the voting or dispose of or direct the disposition of or otherwise exercise any rights in respect of the Common Shares that are referenced in the Derivative Agreements.